UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2018

BRISTOL-MYERS SQUIBB COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-0790350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 East 29th Street, 14th Floor
New York, NY, 10016
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On December 19, 2018, Bristol-Myers Squibb Company (the "Company") issued a press release announcing that Taisho Pharmaceutical Holdings Co., Ltd. (the "Buyer") has offered to purchase the Company’s UPSA consumer health business for $1.6 billion (the “proposed transaction”).  The offer is structured in the form of a put option agreement (the “Agreement”), dated as of December 19, 2018, by and between the Company and the Buyer.  Under the terms of the Agreement, the offer is subject to the Company’s exercise of the put option following information and consultation processes with relevant employee representative bodies.  Upon exercise of the put option, the Company and the Buyer would execute a definitive stock and assets purchase agreement pursuant to which the Buyer would acquire, directly or indirectly, all of the issued and outstanding shares of capital stock of UPSA SAS as well as the Company’s assets and liabilities relating to the UPSA product portfolio.  The Company and the Buyer are expected to enter into related transaction agreements at the closing of the proposed transaction, including a transitional services agreement.  The proposed transaction is envisaged to be completed in the first half of 2019, subject to regulatory approvals and satisfaction of certain other customary closing conditions.  Assuming completion, the Company estimates the potential transaction would be approximately ($0.04) dilutive to 2019 earnings.

A copy of the press release announcing the offer in connection with the proposed transaction is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Forward-Looking Statements

This report contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to the proposed transaction.  These statements may be identified by the fact that they use words such as “should”, “expect”, “anticipate”, “estimate”, “target”, “may”, “project”, “guidance”, “intend”, “plan”, “believe”, “envisage” and other words and terms of similar meaning in connection with any discussion of future occurrences with respect to the proposed transaction and/or future operating or financial performance.  One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts.  Such forward-looking statements are based on historical performance and current expectations and projections about our future financial results, goals, plans and objectives and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years, and could cause our future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements.  These risks, assumptions, uncertainties and other factors include, among others, the positive outcome of the information and consultation processes with relevant employee representative bodies in connection with the proposed transaction, the parties’ ability to satisfy certain closing conditions and any delay or inability of the Company to realize the expected benefits of the proposed transaction.  There is no guarantee that the proposed transaction will close on the terms or within the time frame described in this report.  Forward-looking statements in this report should be evaluated together with the many uncertainties that affect the Company’s business, particularly those identified in the cautionary factors discussion in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as updated by our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  The forward-looking statements included in this document are made only as of the date of this document and except as otherwise required by federal securities law, the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release of Bristol-Myers Squibb Company dated December 19, 2018.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Bristol-Myers Squibb Company dated December 19, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

Dated: December 19, 2018	By:	/s/ Katherine R. Kelly
	Name:	Katherine R. Kelly
	Title:	Corporate Secretary